                                                                   EXHIBIT 14(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 (the "Registration Statement") of our report dated July 9, 1999 on our audit of the financial statements and financial highlights of the Boston 1784 Tax-Free Money Market Fund, Boston 1784 U.S. Treasury Money Market Fund, Boston 1784 Institutional U.S. Treasury Money Market Fund, Boston 1784 Prime Money Market Fund, Boston 1784 Institutional Prime Money Market Fund, Boston 1784 Short-Term Income Fund, Boston 1784 Income Fund, Boston 1784 U.S. Government Medium-Term Income Fund, Boston 1784 Tax-Exempt Medium-Term Income Fund, Boston 1784 Connecticut Tax-Exempt Income Fund, Boston 1784 Florida Tax-Exempt Income Fund, Boston 1784 Massachusetts Tax-Exempt Income Fund, Boston 1784 Rhode Island Tax-Exempt Income Fund, Boston 1784 Asset Allocation Fund, Boston 1784 Growth and Income Fund, Boston 1784 Growth Fund and Boston 1784 International Equity Fund (collectively hereafter referred to as the "Funds") which report is included in the Annual Report to Shareholders for the year ended May 31, 1999 which is incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectuses and Statement of Additional Information of the Funds dated October 1, 1999, of our report dated July 9, 1999, relating to the financial statements and financial highlights appearing in the May 31, 1999 Annual Report of the Funds, which Prospectuses and Statement of Information are also incorporated by reference in the Registration Statement. We further consent to the references to our Firm under the headings "Financial Statements", "Other Service Providers for the 1784 Funds and Galaxy Funds" and in paragraph 8(g) of the Agreement and Plan of Reorganization and to the references to us under the headings "Financial Highlights" in the Prospectus dated October 1, 1999 for the Funds and under the headings "Counsel and Independent Accountant" and "Financial Statements" in the Statements of Additional Information dated October 1, 1999 for the Funds.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 4, 2000